Exhibit 99.2

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN OR INTO ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

19 July 2007

EQUINIX UK LIMITED (“EQUINIX UK”)

REVISED RECOMMENDED CASH OFFER FOR

IXEUROPE PLC (“IXEUROPE”) TO BE IMPLEMENTED

BY MEANS OF

A SCHEME OF ARRANGEMENT

1. Introduction

Following the announcement issued by IXEurope and Equinix UK (a wholly-owned subsidiary of Equinix Inc. (“Equinix”)) on 28 June 2007 (the “28 June Announcement”), IXEurope received an unsolicited, conditional proposal from a bona fide third party regarding a potential cash offer. The making of any offer as a result of this proposal was expressed to be subject, inter alia, to completion of satisfactory due diligence. Subsequent to IXEurope making Equinix and Equinix UK aware of this third party proposal (as required under the terms of the Implementation Agreement), Equinix UK made an increased cash proposal to IXEurope.

As a result of Equinix UK’s revised proposal, the boards of Equinix UK and IXEurope are pleased to announce the terms of an increased recommended cash offer by Equinix UK for the entire issued and to be issued share capital of IXEurope (the “Revised Acquisition”), to be implemented by means of a scheme of arrangement under section 425 of the Companies Act (involving a reduction of capital under section 135 of the Companies Act).

Under the terms of the Revised Acquisition, IXEurope Shareholders will receive 140 pence in cash for each IXEurope Share held at the Scheme Record Time, valuing the share capital of IXEurope, on a fully diluted basis, at approximately £270.1 million.

Details of the other terms of the Revised Acquisition, which is recommended by the board of IXEurope, remain as set out in the 28 June Announcement.

Defined terms in this announcement have the same meaning as those set out in the 28 June Announcement

2. The Revised Acquisition

Under the terms of the Revised Acquisition, IXEurope Shareholders at the Scheme Record Time will receive:

For each IXEurope Share	140 pence in cash

The Revised Acquisition values the share capital of IXEurope, on a fully diluted basis, at approximately £270.1 million.

The consideration to be received by the IXEurope Shareholders under the Revised Acquisition represents an increase of 12.0 per cent. compared to 125 pence, being the price under the terms of the original Acquisition. It also represents a premium of approximately:

-	103.9 per cent. to the average Closing Price of approximately 68.7 pence per IXEurope Share over the 6 month period up to and including 17 May 2007, being the last Business Day prior to IXEurope’s announcement confirming preliminary discussions regarding a possible offer for IXEurope;

-	67.1 per cent. to the average Closing Price of approximately 83.8 pence per IXEurope Share over the 3 month period up to and including 17 May 2007, being the last Business Day prior to IXEurope’s announcement confirming preliminary discussions regarding a possible offer for IXEurope;

-	33.3 per cent. to the Closing Price of 105.0 pence per IXEurope Share on 17 May 2007, being the last Business Day prior to IXEurope’s announcement confirming preliminary discussions regarding a possible offer for IXEurope.

The proposed price per IXEurope Share represents an appreciation of 536.4 per cent. over the initial public offering price of 22.0 pence per IXEurope Share on IXEurope’s admission to AIM on 7 April 2006.

The terms of the Revised Acquisition and the Scheme described in this announcement remain subject to the conditions and further terms set out in Appendix I to the 28 June Announcement and any further terms to be set out in the Scheme Document. The revised terms of the Revised Acquisition do not affect Equinix UK’s intentions regarding the business of IXEurope, its management, employees or the IXEurope Share Schemes, each as described in more detail in the 28 June Announcement. The proposals to holders of options granted under the IXEurope Unapproved Share Option Scheme and the proposals to Guy Willner and Christophe de Buchet as holders of options granted under the IXEurope Founders Share Option Scheme will reflect the terms of the Revised Acquisition.

Further details of the Revised Acquisition will be contained in the Scheme Document. It is expected that the Scheme Document will be posted by no later than 26 July 2007 and that the Scheme will be effective by mid-September 2007, subject to the satisfaction of all relevant conditions.

3. Recommendation of the Directors of IXEurope

The Directors of IXEurope, who have been so advised by Lazard, consider the terms of the Revised Acquisition to be fair and reasonable. In providing advice to the Directors of IXEurope, Lazard has taken into account the commercial assessments of the Directors of IXEurope. Accordingly, the Directors of IXEurope will unanimously maintain their recommendation that IXEurope Shareholders vote in favour of the resolutions to be proposed at the Court Meeting and the EGM required to implement the Scheme based on the terms of the Revised Acquisition.

4. Irrevocable undertakings

Equinix UK has received irrevocable undertakings from all of those Directors of IXEurope who are IXEurope Shareholders (and from Nightshade Limited and Southshire Limited, who are the trustees of discretionary trusts of which certain of the Directors of IXEurope, or members of their families, are potential beneficiaries), to vote in favour of the resolutions approving and implementing the Scheme to be proposed to the IXEurope Shareholders at the Court Meeting and the EGM, respectively, in respect of such directors’ own beneficial shareholdings and the shareholdings of Nightshade Limited and Southshire Limited. Further details of such irrevocable undertakings are contained in paragraph 4 of the 28 June Announcement.

Equinix UK has received new irrevocable undertakings from certain other IXEurope Shareholders, namely IX Holdings LLC and certain funds managed by Milestone Capital to vote in favour of the resolutions approving and implementing the Scheme to be proposed to the IXEurope Shareholders at the Court Meeting and the EGM, respectively, in respect of 115,172,026 IXEurope Shares in aggregate, which represents approximately 63.6 per cent. of IXEurope’s issued ordinary share capital (the “New Irrevocables”). Such irrevocable undertakings supersede and replace the irrevocable undertakings obtained by Equinix UK from IX Holdings LLC and certain funds managed by Milestone Capital on 27 June 2007 (the details of which are set out in paragraph 4 of the 28 June Announcement).

The New Irrevocables from IX Holdings LLC and certain funds managed by Milestone Capital will fall away in certain circumstances including (i) if the Scheme does not become effective and Equinix UK fails to make an Offer within 10 Business Days thereafter; (ii) if Equinix UK elects to implement the Revised Acquisition by means of an Offer which lapses or is withdrawn; or (iii) if the Effective Date does not occur by 31 October 2007.

In the event that Equinix UK elects to implement the Revised Acquisition by means of an Offer, the undertakings above provide that they will apply to acceptances of such Offer.

5. Financing of the Revised Acquisition

The Revised Acquisition is being financed by Equinix’s corporate cash reserves and debt financing under a committed facility from Citi.

Citi is satisfied that sufficient financial resources are available to Equinix UK to satisfy in full the cash consideration payable by Equinix UK to IXEurope Shareholders under the terms of the Revised Acquisition as set out in this announcement.

6. Implementation Agreement and inducement fee

The Implementation Agreement as described in the 28 June Announcement remains in effect. The amount of the inducement fee of £1,980,000 (as set out in an agreement between IXEurope and Equinix dated 14 June 2007) is less than one per cent. of the fully diluted value of the initial value of the Acquisition of approximately £240.9 million as announced by IXEurope and Equinix UK in the 28 June Announcement.

7. Disclosure of interests in IXEurope

As at 18 July 2007, the latest practicable time prior to this announcement, neither Equinix nor Equinix UK, nor any of the Directors of Equinix or Equinix UK, nor, so far as Equinix or Equinix UK is aware, any party acting in concert with Equinix or Equinix UK, (i) has any interest in or right to subscribe for any relevant IXEurope securities, nor (ii) has any short positions in respect of relevant IXEurope securities (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to take delivery, nor (iii) has borrowed or lent any relevant IXEurope securities (save for any borrowed shares which have been on-lent or sold). In view of the requirement for confidentiality, Equinix has not made any enquiries in this respect of certain parties who may be deemed by the Panel to be acting in concert with it for the purposes of the Revised Acquisition.

8. General

Save as set out above, in all other respects, the Revised Acquisition will be subject to the conditions as set out in Appendix I to the 28 June Announcement and on the same terms as set out in the 28 June Announcement.

Enquiries:

Citi (Financial Adviser to Equinix)	Tel: +44 20 7986 4000
William Barter
Ralf Pilarczyk

K/F Communications, Inc. (PR Adviser to Equinix)	Tel: +1 415 255 6506
David Fonkalsrud

Lazard (Financial Adviser to IXEurope)	Tel: +44 20 7187 2000
Cyrus Kapadia
Vincent Le Stradic

College Hill Associates (PR Adviser to IXEurope)	Tel: +44 20 7457 2020
Adrian Duffield
Sara Musgrave

This announcement does not constitute an offer or invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction. The full terms and conditions of the Scheme will be set out in the Scheme Document. IXEurope Shareholders are advised to read carefully the formal documentation in relation to the Revised Acquisition once it has been despatched.

The release, publication or distribution of this announcement in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this announcement is released, published or distributed should inform themselves about and observe such restrictions.

The Directors of Equinix and Equinix UK, and Brandi Galvin Morandi, the general counsel of Equinix, accept responsibility for the information contained in this announcement, other than that relating to the recommendation of the Revised Acquisition by the Directors of IXEurope, their own views and opinions, and the information relating to the IXEurope Group, the Directors of IXEurope and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Directors of Equinix, Equinix UK and Brandi Galvin Morandi (who have taken all reasonable care to ensure this is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Directors of IXEurope accept responsibility for the information contained in this announcement relating to the recommendation of the Revised Acquisition by the Directors of IXEurope, their own views and opinions, and the information relating to the IXEurope Group, the Directors of IXEurope and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Directors of IXEurope (who have taken all reasonable care to ensure this is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Citi, which is authorised and regulated in the UK by the Financial Services Authority, is acting exclusively for Equinix and Equinix UK and no one else in connection with the Revised Acquisition and will not be responsible to anyone other than Equinix and Equinix UK for providing the protections afforded to clients of Citi or for providing advice in relation to the Revised Acquisition or any offer or arrangement referred to herein.

Lazard, which is authorised and regulated in the UK by the Financial Services Authority, is acting exclusively for IXEurope and for no one else in connection with the Revised Acquisition and will not be responsible to anyone other than IXEurope for providing the protections afforded to clients of Lazard or for providing advice in relation to the Revised Acquisition or any offer or arrangement referred to herein.

This announcement has been prepared for the purposes of complying with English law, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with laws and regulations of any jurisdiction outside the United Kingdom.

This announcement does not constitute a prospectus or prospectus equivalent document. IXEurope Shareholders should read carefully the formal Scheme Document once it has been despatched.

Forward Looking Statements

This announcement contains certain statements that are or may be forward-looking. These statements typically contain words such as “intends”, “expects”, “anticipates”, “estimates” and words of similar import. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, factors identified elsewhere in this announcement as well as the following possibilities: future revenues are lower than expected; costs or difficulties relating to the integration of the business of Equinix and IXEurope, or of other future acquisitions, are greater than expected; expected cost savings from the transaction or from other future acquisitions are not fully realised or realised within the expected time frame; competitive pressures in the industry increase; general economic conditions or conditions affecting the relevant industries, whether internationally or in the places where Equinix and IXEurope do business, are less favourable than expected; and/or conditions in the securities markets are less favourable than expected.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Code, if any person is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of IXEurope, all “dealings” in any “relevant securities” of that company (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by no later than 3.30 pm (London time) on the London business day following the date of the relevant transaction. This requirement will continue until the date on which the offer becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the “offer period” otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of IXEurope, they will be deemed to be a single person for the purpose of Rule 8.3.

Under the provisions of Rule 8.1 of the Code, all “dealings” in “relevant securities” of IXEurope by Equinix or IXEurope, or by any of their respective “associates”, must be disclosed by no later than 12.00 noon (London time) on the London business day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, and the number of such securities in issue, can be found on the Takeover Panel’s website at www.thetakeoverpanel.org.uk.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Code, which can also be found on the Panel’s website. If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, you should consult the Panel.

If you are in any doubt as to the application of Rule 8 to you, please contact an independent financial adviser authorised under the Financial Services and Markets Act 2000, consult the Panel’s website at www.thetakeoverpanel.org.uk or contact the Panel on telephone number +44 (0) 20 7638 0129; fax number +44 (0) 20 7236 7013.